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                                                             Exhibit 3.7

                          ARTICLES OF INCORPORATION

                                      OF

                     SOUTHERN CALIFORNIA MICROWAVE, INC.


                                      I

The name of this corporation is Southern California Microwave, Inc.

                                      II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                     III

The name and address in the State of California of this corporation's initial agent for the service of process is:

                          Bruce Scheurenbrand
                          2732 Via Orange Way, Suite E
                          Spring Valley, CA 92021

                                      IV

This corporation is authorized to issue only one class of capital stock designated "Common Stock." The number of shares of Common Stock is 100,000.

                                      V

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                      VI

The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through by law provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject only to the applicable limits set forth in Section 204 of the Corporations Code with respect to actions for breach of duty to this corporation and its shareholders.


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IN WITNESS WHEREOF, the undersigned Incorporator of this corporation has executed these Articles of Incorporation on 20 June 1991

                                                 /s/ Bruce Scheurenbrand
                                                 -----------------------
                                                 Bruce Scheurenbrand

I declare that I am the person who executed the above Articles of Incorporation, and this instrument is my act and deed.

Date: 20 June 1991                               /s/ Bruce Scheurenbrand
                                                 -----------------------
                                                 Bruce Scheurenbrand
                                                 -

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                           CERTIFICATE OF AMENDMENT
                                      OF
                          ARTICLES OF INCORPORATION
                                      OF
                     SOUTHERN CALIFORNIA MICROWAVE, INC.

   Bruce Scheurenbrand and James C. Scheurenbrand certify that:

1. Bruce Scheurenbrand is the President and Chief Executive Officer of Southern California Microwave, Inc., a California corporation (the "Corporation").

2. James C. Scheurenbrand is the Secretary of the Corporation.

3. Article IV of the Articles of Incorporation of this Corporation is amended to read as follows:

   "This corporation is authorized to issue only one class of shares of stock which shall be designated common stock, and the total number of shares which the corporation is authorized to issue is One Million (1,000,000)."

4. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

5. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with
   Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 100,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

   We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated as of July 1, 1997.

                                                 /s/ Bruce Scheurenbrand
                                                 ------------------------
                                                 Bruce Scheurenbrand,
                                                 President and
                                                 Chief Executive Officer

                                                 /s/ James C. Scheurenbrand
                                                 --------------------------
                                                 James C. Scheurenbrand,
                                                 Secretary